UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 21, 2016
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2016, the Board of Directors of TOR Minerals International, Inc. (the “Company”) granted the officers of the Company non-statutory stock options (the “Performance Awards”).  The Performance Awards, which are subject to the terms, definitions and provisions of the 2000 Incentive Plan as amended, consist of the following grants:

Officer’s Name:	Position	Five Year Performance Award Grant
Olaf Karasch	President and Chief Executive Officer	150,000
Mark Schomp	Executive Vice President Sales & Marketing	50,000
Barbara Russell	Treasurer and Chief Financial Officer	15,000

The Performance Awards will vest over a five year period based solely on the basis of satisfaction of the performance criteria established annually by the Company’s Board of Directors.  The Performance Periods begin on January 1 of each calendar year and ending on December 31 of such year.  The first Performance Period shall begin on January 1, 2016 and end on December 31, 2016.  The final Performance Period shall begin on January 1, 2020 and shall end on December 31, 2020.  The exercise price for the Performance Awards was set at the closing price of the Company’s stock on January 4, 2016, as established by NASDAQ, at $4.51 per share.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number 10.1 10.2	Description Form of Non-statutory Stock Option Agreement (Performance Award) for Officers Fourth Amendment to the 2000 Incentive Plan of TOR Minerals International, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: April 22, 2016	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 10.1 10.2	Description Form of Non-statutory Stock Option Agreement (Performance Award) for Officers Fourth Amendment to the 2000 Incentive Plan of TOR Minerals International, Inc.